Exhibit 10.4

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (US)

This Restricted Stock Unit Agreement (this “Agreement”), dated as of <GRANT_DT> (the “Grant Date”), is made by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”) and <PARTC_NAME> (the “Participant”).

WHEREAS, the Company maintains the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 9.4 of the Plan provides for the issuance of Restricted Stock Units (“RSUs”);

WHEREAS, the Company, Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a Dutch private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of the Company (“Buyer”) and InterXion Holding N.V., a Dutch public limited liability company organized under the laws of the Netherlands (“Target”) entered into that certain Purchase Agreement, dated as of October 29, 2019 (the “Purchase Agreement”), providing for, among other things, the acquisition of Target by Buyer (collectively, the “Transactions”);

WHEREAS, in connection with the Closing (as defined in the Purchase Agreement), the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue RSUs to the Participant as an inducement to enter into or remain in the service of the Company, Digital Realty Trust, L.P. (the “Partnership”) or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof; and

WHEREAS, the Company and the Participant desire to reflect that the Award (as defined below) constitutes sufficient consideration for the Participant’s entry into the Employee Confidentiality and Covenant Agreement (as more fully set forth below).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.          Issuance of Award of RSUs. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to the Company, the Partnership or any Subsidiary (as applicable), the Company hereby issues to the Participant an award of  <OPTS_GRANTED> RSUs (the “Award”).   Each RSU that vests in full (and ceases to be subject to the Restrictions) shall represent the right to receive payment, in accordance with this Agreement, of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU.  Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.          Dividend Equivalents.  Each RSU granted hereunder that becomes a Performance Vested RSU is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds.  Pursuant to each outstanding Dividend Equivalent, with respect to each dividend paid by the Company with respect to the Performance Period (or, solely for purposes of Section 6(b)(ii) below, with respect to the period commencing on the first day of the Performance Period and ending on the date of the Participant’s death), the Participant shall be entitled to receive payment equal to the amount of such dividend, if any, on the Shares underlying the Performance Vested RSU to which such Dividend Equivalent relates, payable in the same form and amounts as dividends paid to each holder of a Share.  Each such payment shall be made no later than thirty (30) days following the applicable dividend payment date, provided that no such payments shall be made prior to the date on which the Performance Vested RSU becomes a Performance Vested RSU, and any Dividend Equivalent payments that would have been made prior to such date had the Performance Vested RSU been a Performance Vested RSU, plus (or minus) the amount of gain (or loss) on such amounts had they been reinvested in Common Stock on the date on which the corresponding dividend was paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date), shall be paid in a single lump sum no later than sixty (60) days following the date on which the Performance Vested RSU becomes a Performance Vested RSU (such payment date, the “Accumulated Dividend Payment Date”).  Dividend Equivalents shall not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the payment or forfeiture of the Performance Vested RSU underlying such Dividend Equivalent, and the Participant shall not be entitled to any Dividend Equivalent payment with respect to any RSU that does not become a Performance Vested RSU.  In addition, notwithstanding the foregoing, in the event of the Participant’s Termination of Service for any reason following the Accumulated Dividend Payment Date, the Participant shall not be entitled to any Dividend Equivalent payments with respect to dividends declared prior to the date of such termination on Shares underlying RSUs which are unvested as of the date of such termination (after taking into account any accelerated vesting that occurs in connection with such termination).  Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

3.          Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a)         “Cause” means “Cause” as defined in the Participant’s employment agreement (or employment offer letter, as applicable) with the Company, the Partnership or any Subsidiary as in effect as of the Grant Date if such agreement exists and contains a definition of Cause, or, if no such employment agreement (or employment offer letter, as applicable) exists or such employment agreement (or employment offer letter, as applicable) does not contain a definition of Cause, then “Cause” means (i) the Participant’s willful and continued failure to substantially perform his or her duties with the Company or its subsidiaries or affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties; (ii) the Participant’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates; (iii) the Participant’s conviction of, or entry by the Participant of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) a willful breach by the Participant of any fiduciary duty owed to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; (v) the Participant’s willful and gross misconduct in the performance of his or her duties that results in economic or other injury to the Company or its subsidiaries or affiliates; or (vi) a material breach by the Participant of any of his or her obligations under any agreement with the Company or its subsidiaries or affiliates after written notice is delivered to the Participant which specifically identifies such breach.  For purposes of this provision, no act or failure to act on the Participant’s part will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

(b)         “Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(c)         “EBITDA” means, for any Company fiscal year, the cumulative earnings before interest, taxes, depreciation and amortization with respect to the Company, the Partnership and their Subsidiaries, as determined by the Company in its sole discretion.

(d)         “EBITDA Percentage” means the compound annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), of the actual EBITDA achieved over the Performance Period, as determined by the Company in its sole discretion.

(e)         “EMEA Signing” means, following the Closing, the entry into revenue-generating lease, license or other agreements in Europe, the Middle East and Africa (EMEA) by or on behalf of the Company, the Partnership or any Subsidiary, as determined by the Company in its sole discretion.

(f)          “EMEA Signing Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), of the aggregate number of EMEA Signings occurring over the Performance Period, as determined by the Company in its sole discretion.

(g)         “Expense Synergies” means, in connection with the Transactions, the realization of certain expense and cost savings during each of Company fiscal years 2020, 2021 and 2022, as determined by the Company in its sole discretion.

(h)         “Good Reason” means “Good Reason” as defined in the Participant’s employment agreement (or employment offer letter, as applicable) with the Company, the Partnership or any Subsidiary as in effect as of the Grant Date if such agreement exists and contains a definition of Good Reason, or, if no such employment agreement (or employment offer letter, as applicable) exists or such employment agreement (or employment offer letter, as applicable) does not contain a definition of Good Reason, then “Good Reason” means, without the Participant’s prior written consent, the relocation of the Company’s offices at which the Participant is principally employed (the “Principal Location”) to a location more than forty-five (45) miles from such location, or the Company’s requiring the Participant to be based at a location more than forty-five (45) miles from the Principal Location, except for required travel on Company business.  Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (x) the Participant provides the Company with notice of the circumstances constituting Good Reason within sixty (60) days after the initial occurrence or existence of such circumstances, (y) the Company fails to correct the circumstance so identified within 30 days after the receipt of such notice (if capable of correction), and (z) the date of termination of the Participant’s employment occurs no later than one hundred eighty (180) days after the initial occurrence of the event constituting Good Reason.

(i)          “Key Employee” means each individual designated as a participant in the Retention Program (as defined in the Company Letter (as defined in the Purchase Agreement)).

(j)          “Performance Metrics” means, collectively, the performance metrics set forth on Exhibit A attached hereto.

(k)         “Performance Period” means the period set forth on Exhibit A attached hereto.

(l)          “Performance Vesting Percentage” shall have the meaning set forth on Exhibit A attached hereto.

(m)        “Performance Vested RSUs” means the product of (i) the total number of RSUs granted hereby, and (ii) the applicable Performance Vesting Percentage.

(n)         “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company, the Partnership or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Company, the Partnership or any Subsidiary other than for Cause, or (iv) a termination by the Participant for Good Reason.

(o)         “Restrictions” means the exposure to forfeiture set forth in Sections 5(a)-(b) and 6.

(p)         “Retirement” means the Participant’s voluntary retirement from his or her service as an Employee or member of the Board at a time when the Participant has (i) attained at least sixty (60) years of age, and (ii) completed at least ten (10) Years of Service with the Company, the Partnership or a Subsidiary, provided that the Participant has provided the Company or the Partnership with at least twelve (12) months’ advance written notice of the Participant’s retirement.  For avoidance of doubt, if the Participant incurs a Termination of Service for any reason during such notice period, such Termination of Service shall not be deemed to have occurred by reason of the Participant’s Retirement for purposes of this Agreement.

(q)         “Service Provider” means an Employee, Consultant or member of the Board, as applicable.

(r)          “Unvested RSU” means any RSU (including any Performance Vested RSU) that has not become fully vested pursuant to Section 5 hereof and remains subject to the Restrictions.

(s)         “Vesting Date” means any date on which an RSU becomes fully vested pursuant to Section 5 hereof and ceases to be subject to the Restrictions.

(t)          “Year 1 RSUs” means a number of RSUs equal to twenty-two and two-tenths percent (22.2%) of the aggregate RSUs subject to the Award, representing those RSUs that are eligible to vest upon the attainment of the Year 1 Performance Metrics (as defined and set forth on Exhibit A).

(u)         “Year 2 RSUs” means a number of RSUs equal to thirty-eight and nine-tenths percent (38.9%) of the aggregate RSUs subject to the Award, representing those RSUs that are eligible to vest upon the attainment of the Year 2 Performance Metrics (as defined and set forth on Exhibit A).

(v)         “Year 3 RSUs” means a number of RSUs equal to thirty-eight and nine-tenths percent (38.9%) of the aggregate RSUs subject to the Award, representing those RSUs that are eligible to vest upon the attainment of the Year 3 Performance Metrics (as defined and set forth on Exhibit A).

(w)        “Years of Service” means the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant was a member of the Board or served as an Employee (as applicable) in paid status.

4.          RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions.

(a)         The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 11.3 of the Plan and the REIT restrictions set forth in Section 13.8 of the Plan.

(b)         Without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time.

5.          Vesting.

(a)         Determination of Performance Vesting. As soon as reasonably practicable following the completion of the Performance Period or, if earlier, the applicable Year 1, Year 2 or Year 3 Measurement Date (each as defined and set forth on Exhibit A), the Administrator shall determine the extent to which each of the Performance Metrics was attained. In addition, as soon as reasonably practicable following the completion of the Performance Period, the Administrator shall determine the Performance Vesting Percentage and the number of RSUs granted hereby that have become Performance Vested RSUs, in each case, as of the completion of the Performance Period.  Any RSUs granted hereby which have not become Performance Vested RSUs as of the completion of the Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs.  Notwithstanding the foregoing, if, prior to the completion of the Performance Period, the Participant incurs a Termination of Service with respect to which Section 6(b)(i) or 6(b)(iii) applies, then as soon as reasonably practicable following the applicable Measurement Date (as defined below), the Administrator shall determine:

(i)         the extent to which the Year 1 Performance Metrics were attained, the Performance Vesting Percentage (solely with respect to the Year 1 RSUs) and the number of Year 1 RSUs that have become Performance Vested RSUs, in each case, as of the later of (A) the date of such Termination of Service or (B) the applicable Year 1 Measurement Date;

(ii)        the extent to which the Year 2 Performance Metrics were attained, the Performance Vesting Percentage (solely with respect to the Year 2 RSUs) and the number of Year 2 RSUs that have become Performance Vested RSUs, in each case, as of the later of (A) the date of such Termination of Service or (B) the applicable Year 2 Measurement Date; and

(iii)       the extent to which the Year 3 Performance Metrics were attained, the Performance Vesting Percentage (solely with respect to the Year 3 RSUs) and the number of Year 3 RSUs that have become Performance Vested RSUs, in each case, as of the later of (A) the date of such Termination of Service or (B) the applicable Year 3 Measurement Date.

Any Year 1 Measurement Date, Year 2 Measurement Date, Year 3 Measurement Date or date of Termination of Service, in any case, through which the Administrator determines to the extent to which the applicable Performance Metrics were attained pursuant to the foregoing clauses (i), (ii) or (iii) is referred to herein as a “Measurement Date”.

(b)         Vesting.  Subject to Sections 5(c) and 6(b) below, on the last day of the Performance Period, any RSUs granted hereby which have become Performance Vested RSUs as of the completion of the Performance Period (as determined pursuant to Section 5(a) above) shall become fully vested and all Restrictions set forth in Section 6(a) below applicable to any outstanding Performance Vested RSUs (if any) will lapse, subject to the Participant’s continued status as a Service Provider through such date.

(c)         Change in Control.  Notwithstanding the foregoing, upon the consummation of a Change in Control, the Restrictions set forth in Section 6(a) below applicable to any outstanding Performance Vested RSUs (if any) (after taking into account any RSUs that become Performance Vested RSUs in connection with such Change in Control) shall lapse and such Performance Vested RSUs shall vest in full and become nonforfeitable immediately prior to such Change in Control, subject to the Participant’s continued status as a Service Provider until at least immediately prior to such Change in Control.

6.          Effect of Termination of Service.

(a)         Termination of Service.  Subject to Section 6(b) below, in the event of the Participant’s Termination of Service for any reason, any and all Unvested RSUs as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Unvested RSUs.  Except as set forth in Sections 6(b) below, no Unvested RSUs as of the date of the Participant’s Termination of Service shall thereafter become vested.

(b)         Qualifying Termination; Retirement.

(i)         In the event that the Participant incurs a Qualifying Termination due to the Participant’s Disability prior to the completion of the Performance Period, the RSUs granted hereby shall remain outstanding and eligible to become Performance Vested RSUs in accordance with Section 5(a) above.  In such event, on the applicable Measurement Date(s) on which any RSUs become Performance Vested RSUs in accordance with Section 5(a) above, the Restrictions set forth in Section 6(a) above shall lapse with respect to such Performance Vested RSUs and such RSUs shall become fully vested.  Any RSUs that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the Measurement Date(s) applicable thereto, without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs.

(ii)        In the event that the Participant incurs a Qualifying Termination due to the Participant’s death prior to the completion of the Performance Period, then the Restrictions set forth Section 6(a) above shall lapse on the date of such Qualifying Termination with respect to the total number of RSUs granted hereby, and such RSUs shall thereupon become fully vested.

(iii)       In the event that the Participant incurs a Qualifying Termination due to a termination by the Company, the Partnership or any Subsidiary other than for Cause or by the Participant for Good Reason or  in the event that the Participant incurs a Termination of Service by reason of his or her Retirement, in any case, prior to the completion of the Performance Period, the RSUs granted hereby shall remain outstanding and eligible to become Performance Vested RSUs in accordance with Section 5(a) above.  In such event, on the applicable Measurement Date on which any RSUs become Performance Vested RSUs in accordance with Section 5(a) above, the Restrictions set forth in Section 6(a) above shall lapse with respect to a number of RSUs equal to the product of (x) the number of RSUs that become Performance Vested RSUs on such Measurement Date in accordance with Section 5(a) above (if any), and  (y) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period through and including the date of the Participant’s Qualifying Termination or Retirement, as applicable, and the denominator of which is the number of days in the completed Performance Period, and such RSUs shall thereupon become fully vested.  Any RSUs that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the Measurement Date(s) applicable thereto without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs.

7.          Employee Confidentiality and Covenant Agreement.  Participant hereby agrees that, in connection with the execution and acceptance of this Agreement, Participant shall execute and deliver to the Company an

Employee Confidentiality and Covenant Agreement (the “ECCA”) in a form prescribed by the Company (or in the event Participant has previously executed and delivered to the Company an ECCA, then Participant agrees to (a) execute concurrently with execution of this Agreement an Amendment 1 to ECCA in a form prescribed by the Company, and (b) continue to comply with the executed ECCA as modified by the Company and Participant pursuant to Amendment 1 to ECCA) and, by accepting the Award, Participant acknowledges and agrees that (i) the Award, as well as Participant’s employment with the Company and its subsidiaries, are sufficient consideration for the covenants and restrictions contained in the ECCA as amended, if applicable, and (ii) the covenants and restrictions contained in the ECCA as amended, if applicable, are in addition to, and not in replacement of, any other similar covenants contained in any other agreement between the Participant and Company or its affiliates.

8.          Payment. Payments in respect of any RSUs that vest in full in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, and any fractional Share will be rounded to the nearest whole Share; provided, however, that in no event shall the aggregate number of RSUs that vest or become payable hereunder exceed the total number of RSUs set forth in Section 1 of this Agreement.  The Company shall make such payments as soon as practicable after the applicable Vesting Date, but in any event within thirty (30) days after such Vesting Date; provided that, in the event of vesting upon a Change in Control under Section 5(c) above, such payment shall be made or deemed made immediately preceding and effective upon the occurrence of such Change in Control.

9.          Determinations by Administrator.  Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the RSUs (including, without limitation, determinations, interpretations and assumptions with respect to the Performance Metrics and the attainment (or non-attainment) thereof) shall be made by the Administrator and shall be applied consistently and uniformly to all similar Awards granted under the Plan (including, without limitation, similar Awards of Profits Interest Units).  In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons.  In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the RSUs (including, without limitation, the methodology for calculating the extent to which the Performance Metrics have been attained (or not attained)), other than the Performance Vesting Percentage, as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, which may include events such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the RSUs or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the RSUs.

10.        Restrictions on New RSUs or Shares.  In the event that the RSUs or the Shares underlying the RSUs are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different securities which are issued upon conversion of or in exchange or substitution for RSUs or the Shares underlying the RSUs which are then subject to vesting shall be subject to the same vesting conditions as such RSUs or Shares, as applicable, unless the Committee provides for the vesting of the RSUs or the Shares underlying the RSUs, as applicable.

11.        Conditions to Issuance of Stock Certificates.  Shares issued as payment for the RSUs may be either previously authorized but unissued shares or issued Shares which have then been reacquired by the Company.  Upon issuance, such Shares shall be fully paid and nonassessable.  The Shares issued pursuant to this Agreement shall be held in book-entry form and no certificates shall be issued therefor; provided however, that certificates may be issued for Shares issued pursuant to this Agreement at the request of the holder and in accordance with the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time, and the Amended and Restated Bylaws of the Company, as amended and supplemented from time to time, upon the fulfillment of all of the following conditions:

(a)         The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(b)         The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)         The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)         The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(e)         The receipt by the Company of full payment for any applicable withholding or other employment tax or required payments with respect to any such Shares to the Company with respect to the issuance or vesting of such Shares.

In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of Shares in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).  The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

12.        Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

13.        Tax Withholding.  The Company, the Services Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require the Participant to remit to the Company, the Services Company, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow the Participant to elect to have the Company or the Employer, as applicable, withhold Shares otherwise issuable under such award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs in order to satisfy the Participant’s income and payroll tax liabilities with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax income and payroll tax purposes that are applicable to such supplemental taxable income.

14.        Remedies.  The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

15.        Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 90 day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

16.        Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17.        Code Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the RSUs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 17 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.  For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments.

18.        No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

19.        Miscellaneous.

(a)         Incorporation of the Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b)         Clawback.   This Award, the RSUs and the Shares issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time.

(c)         Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d)         Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any employment agreement, employment offer letter or similar agreement between the Participant and the Company, the Partnership or any Subsidiary that would otherwise accelerate the vesting of the RSUs, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the RSUs. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.  Except as set forth in Section 17 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)         Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(f)          Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(g)         Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h)         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of California.

(i)          Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto.  Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company.  By a notice given pursuant to this Section 19(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 19(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(j)          Spousal Consent.  As a condition to the Company’s and its Subsidiaries’ obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:
Name:	Joshua A. Mills
Title:	Executive Vice President, General Counsel, Secretary

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

<PARTC_NAME>

Doc Control No.: USPERNOESAAM

Doc Control No.: USPERNOESAAMINT

Exhibit A

Definitions, Vesting Schedule and Notice Address

Performance Period

“Performance Period” means the period commencing on the Closing Date and ending on the earlier of (i) the thirty-six (36)-month anniversary of the Closing Date or (ii) the date on which a Change in Control occurs.

Performance Vesting Percentage

“Performance Vesting Percentage” means a percentage, determined in accordance with the table set forth below, based on the extent to which the Performance Metrics set forth in the table below are attained (as measured as of the applicable measurement dates set forth in the table below) during the Performance Period (it being understood that in no event will the Performance Vesting Percentage exceed 100%):

Category	Performance Metric	Weighting
Key Employee Retention		11.1%
		11.1%
		11.1%
Expense Synergies		11.1%
		11.1%
		11.1%
EBITDA		8.35%

8.35%
EMEA Signings	8.35%
8.35%

* Designates Performance Metrics that are measured through the first anniversary of the Closing Date or at the end of the Company’s fiscal year 2020 (each, a “Year 1 Measurement Date”), which are referred to herein as “Year 1 Performance Metrics”.

** Designates Performance Metrics that are measured through the second anniversary of the Closing Date or at the end of the Company’s fiscal year 2021 (each, a “Year 2 Measurement Date”), which are referred to herein as “Year 2 Performance Metrics”.

*** Designates Performance Metrics that are measured through the third anniversary of the Closing Date or at the end of the Company’s fiscal year 2022 (each, a “Year 3 Measurement Date”), which are referred to herein as “Year 3 Performance Metrics”.

Company Address

4 Embarcadero Center

Suite 3200

San Francisco, California 94111

Exhibit B

CONSENT OF SPOUSE

I, ____________________, spouse of <PARTC_NAME>, have read and approve the foregoing Restricted Stock Unit Agreement (the “Agreement”) and all exhibits thereto and the Plan (as defined in the Agreement). In consideration of the granting to my spouse of the restricted stock units of Digital Realty Trust, Inc. (the “Company”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any securities issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me and the Company.

Grant Date:	<GRANT_DT>

By:
Print name:
Dated:

<USER_DEFINED_1>

If applicable, you must print, complete and return this Consent of Spouse to

hrcommunications@digitalrealty.com. Please only print and return this page.